Exhibit 5.1

6 September 2024

Rezolve AI Limited

5 New Street Square

London EC4A 3TW

United Kingdom

Re: Rezolve AI Limited – Registration Statement on Form F-1

Dear Addressee

1.
Introduction
1.1
We have acted as English legal advisers to Rezolve AI Limited, a private limited company incorporated in England and Wales with company number 14573691 and with its registered office at 5 New Street Square, London, United Kingdom, EC4A 3TW (the “Company”), in connection with the registration statement (as amended through the date hereof, the “Registration Statement”) of the Company on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”).
1.2
On 4 July 2024, a demerger pursuant to section 110 of the UK Insolvency Act 1986 was effected, pursuant to which substantially all the assets and liabilities of Rezolve Limited were transferred to the Company in exchange for the issue of shares of the same classes in the capital of the Company for distribution amongst the shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited (the "Demerger").
1.3
The Company closed on the transactions contemplated in the Business Combination Agreement (being the agreement dated as of 17 December 2021 (as subsequently amendment) entered into by and among Armada Acquisition Corp. I ("Armada"), Rezolve Limited, the Company and certain other parties) on 15 August 2024 ("Closing").
1.4
The Company has filed the Registration Statement for the purposes of registering with the Commission under the Securities Act the potential issue from time to time of ordinary shares of £0.0001 each in the capital of the Company (the “Ordinary Shares”) comprised of
(a)
up to 7,499,994 Ordinary Shares issuable upon the exercise of listed warrants (with CUSIP #G75398 118) (the “Public Warrants”) issued to Cede & Co. as nominee for The Depositary Trust Company upon Closing and such Public Warrants being subject to the terms of a Warrant Agreement dated on 15 August 2024 (the "Warrant Agreement") and Warrant Assumption Assignment and Amendment Agreement dated on 15 August 2024 (the "Warrant Assumption Agreement") (with such Ordinary Shares issuable upon the exercise of Public Warrants being the "Public Warrant Shares");
1.5
The Company has filed the Registration Statement for the purposes of registering with the Commission under the Securities Act the potential issue, offer and sale from time to time of up to 164,189,586 Ordinary Shares comprised of:

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(a)
114,124,098 Ordinary Shares held by certain existing shareholders of the Company (the "Pre-Closing Shareholders") immediately prior to Closing and which, on Closing were transferred to GTU Ops Inc. with such Ordinary Shares being represented by depositary receipts issued by Computershare Trust Company, N.A. to those Pre-Closing Shareholders ("Pre-Closing Shares");
(b)
5,709,500 Ordinary Shares issued to GTU Ops Inc. in connection with the Closing, with such Ordinary Shares represented by depositary receipts issued by Computershare Trust Company, N.A. to certain persons that held Armada common stock pursuant to the exchange of Ordinary Shares with Armada common stock in connection with the Closing ("Armada Sponsor Shares");
(c)
7,127,441 Ordinary Shares issuable upon the conversion of convertible loan notes (with total principal of US$49,892,080) issued to certain persons and constituted under a loan note instrument ("CLN Instrument") originally made by Rezolve Limited and dated 16 December 2021, as amended and restated on 21 November 2022 and 23 May 2023 and as further amended on 18 December 2023 and 29 December 2023 and as further amended and restated on 23 May 2023 26 January 2024, and novated from Rezolve Limited to the Company by a deed of novation dated 4 July 2024 (the "Convertible Loan Notes", and with such Ordinary Shares issuable upon the conversion of Convertible Loan Notes being the "CLN Shares");
(d)
4,988,775 Ordinary Shares issuable in connection with the terms of the second amended and restated Standby Equity Purchase Agreement entered into between YA II PN, Ltd ("Yorkville"), Armada, Rezolve Limited and the Company dated 2 February 2024 as amended and restated on 6 September 2024 (the "SEPA") under which Yorkville may purchase up to US$250 million Ordinary Shares in accordance with the terms of the SEPA (such Ordinary Shares issuable to Yorkville under the SEPA being the "SEPA Shares");
(e)
764,272 Ordinary Shares issuable upon the conversion of convertible promissory notes with total original principal value of US$5,349,906 (the "Convertible Promissory Notes") consisting of:
(i)
a Convertible Promissory Note with original principal amount of $2.5 million issued pursuant to the Company's obligations under the SEPA and constituted under a Convertible Promissory Note instrument dated 2 February 2024 ("Yorkville CPN Instrument"); and
(ii)
multiple Convertible Promissory Notes with total original principal amount of US$2,849,906 issued to certain other persons that entered into subscription agreements with Rezolve Limited and the Company on or around February 2024 and constituted under multiple Convertible Promissory Note instruments dated on around February 2024 (such instruments together with the Yorkville CPN Instrument being the "CPN Instruments"), with such Ordinary Shares issuable upon the conversion of Convertible Promissory Notes being the "CPN Shares";

(f)
569,982 Ordinary Shares issuable on exercise of private warrants issued by the Company immediately upon the Company's listing on NASDAQ to certain holders of Convertible Promissory Notes in accordance with the terms of their subscription agreements entered into with Rezolve Limited and the Company on or around February 2024 ("Private Warrants"), with such Private Warrants being subject to the terms and conditions of a warrant instrument dated 15 August 2024

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(the "Private Warrant Instrument", and with such Ordinary Shares issuable upon the exercise of Private Warrants being the "Private Warrant Shares");
(g)
758,294 Ordinary Shares issuable on conversion of the promissory note issued by Armada to J.B.V Financial Group, LLC with original principal amount of US$7,500,000 pursuant to a promissory note dated 14 August 2024 ("JVB Note") executed by Armada and guaranteed by the Company, Rezolve Limited and Rezolve Group Limited (with such Ordinary Shares issuable on conversion of the JVB Note being the "JBV Shares");
(h)
12,579,532 Ordinary Shares issuable on conversion of the convertible note issued by the Company to Cohen & Company Financial Management LLC ("Cohen") pursuant to the unsecured convertible note ("Cohen Note") executed by the Company, Armada Sponsor LLC and Cohen dated 14 August 2024 with a principal amount of US$3,144,883.06 (with such Ordinary Shares issuable on conversion of the Cohen Note being the "Cohen Shares");
(i)
50,000 Ordinary Shares that may be issued to Berenberg Capital Markets LLC ("Berenberg") in connection with certain services provided by Berenberg as financial adviser to the Company, and pursuant to a letter dated 25 July 2024 between Berenberg and the Company ("Berenberg Letter") under which fees of Berenberg shall be satisfied in Ordinary Shares (with such Ordinary Shares issuable under the Berenberg Letter being the "Berenberg Shares");
(j)
1,600,000 Ordinary Shares that may be issued to Cantor Fitzgerald & Co. ("Cantor") in connection with certain services provided by Cantor as financial advisor, and pursuant to a letter dated 20 November 2023 between Cantor and Rezolve Limited ("Cantor Letter") under which fees of Cantor may be satisfied in Ordinary Shares (with such Ordinary Shares issuable under the Cantor Letter being the "Cantor Shares");
(k)
50,000 Ordinary Shares that may be issued to Maxim Group LLC ("Maxim") in connection with certain financial advisory and investment banking services provided by Maxim, and pursuant to a letter dated 28 June 2024 between Maxim and the Company ("Maxim Letter") under which Ordinary Shares are to be issued to Maxim in consideration for Maxim's services (with such Ordinary Shares issuable under the Maxim Letter being the "Maxim Shares");
(l)
60,000 Ordinary Shares that may be issued to Roth Capital Partners, LLC ("Roth") in connection with certain services provided by Roth relating to a possible merger or other form of business combination transaction between Rezolve Limited and Armada, and pursuant to a letter dated 19 November 2023 between Roth and Rezolve Limited ("Roth Letter") under which fees of Roth may be paid in Ordinary Shares (with such Ordinary Shares that may be issued under the Roth Letter being the "Roth Shares");
(m)
50,000 Ordinary Shares that may be issued to EF Hutton LLC ("EF Hutton") in connection with advisory services provided by EF Hutton pursuant to a letter dated 28 July 2024 between EF Hutton and the Company ("EF Hutton Letter") under which fees of EF Hutton may be paid in Ordinary Shares (with such Ordinary Shares that may be issued under the EF Hutton Letter being the "EF Hutton Shares");
(n)
400,625 Ordinary Shares issuable on conversion of the promissory note issued by Armada to Northland Securities, Inc. ("Northland") with original principal amount of US$5,141,250 pursuant to a promissory note dated 30 July 2024 ("Northland Note") executed by Armada and guaranteed by the Company,

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Rezolve Limited and Rezolve Group Limited (with such Ordinary Shares issuable on conversion of the Northland Note being the "Northland Shares")
(o)
15,357,067 Ordinary Shares to be issued by the Company pursuant to the terms of various advanced subscription agreements entered into between the subscribers, Rezolve Limited and the Company (including via subsequent confirmatory letters entered into between the subscribers and the Company to the extent the Company was not a party to the original subscription with Rezolve Limited) (the "ASAs", and with such Ordinary Shares issuable under the ASAs being the "ASA Shares").
1.6
For the purposes of this letter:
(a)
the Pre-Closing Shares and the Armada Sponsor Shares shall be collectively the "Existing Shares"; and
(b)
the Public Warrant Shares, CLN Shares, SEPA Shares, CPN Shares, Warrant Shares, JVB Shares, Cohen Shares, Berenberg Shares, Cantor Shares, Maxim Shares, Roth Shares, EF Hutton Shares, Northland Shares and the ASA Shares shall be collectively the "Potential Shares".
2.
Purpose
2.1
This opinion letter is being furnished in connection with the Registration Statement on Form F-1 to be filed with the Commission on the date hereof under the Securities Act and the Rules. We have taken instruction in this regard solely from the Company.
2.2
The provision of this letter is not to be taken as implying that we owe any duty of care to anyone, including the Company, in relation to the content or the commercial and financial implications of the Registration Statement.
2.3
Nothing stated in this letter shall create the relationship of solicitor and client between us and anyone other than the Company.
2.4
For the purposes of issuing this opinion, we have received a draft copy of the Registration Statement and examined the following documents:
(a)
a copy of the Warrant Agreement and the Warrant Assumption Agreement;
(b)
a copy of the CLN Instrument;
(c)
a copy of the SEPA;
(d)
a copy of each of the CPN Instruments;
(e)
a copy of the JVB Note;
(f)
a copy of the Private Warrant Instrument;
(g)
a copy of the Cohen Note;
(h)
a copy of the Berenberg Letter;
(i)
a copy of the Cantor Letter;
(j)
a copy of the Maxim Letter;
(k)
a copy of the Roth Letter;

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(l)
a copy of the EF Hutton Letter;
(m)
a copy of the Northland Note;
(n)
a copy of each of the ASAs (including subsequent confirmatory letters entered into between subscribers and the Company, and agreement (by way if email) whereby the terms of his ASA entered into with David Weinberger is amended such that he will be issued 201,000 Ordinary Shares under the terms of his ASA and the terms of the ASA entered into by DBLP Sea Cow Limited is amended such that it will be issued 1,250,000 Ordinary Shares under its ASA);
(o)
a copy of the certificate of incorporation of the Company dated 5 January 2023 (incorporated as Rezolve Group Limited);
(p)
a copy of the certificate of incorporation on change of name dated 6 June 2023 whereby the name of the Company was changed from Rezolve Group Limited to Rezolve AI Limited;
(q)
a copy of the current articles of association of the Company that were adopted effective from 15 August 2024 (the "Articles");
(r)
a copy of the minutes of the meeting of the board of directors of the Company ("Board") passed on:
(i)
3 July 2024 regarding, inter alia, the approval and/or acknowledgment (as applicable) of:
(A)
the novation of the Convertible Loan Notes from Rezolve Limited to the Company upon Demerger;
(B)
the novation of the Convertible Promissory Notes from Rezolve Limited to the Company upon Demerger; and
(C)
the novation of the SEPA from Rezolve Limited to the Company upon Demerger;
(ii)
14 August 2024 regarding, inter alia, the approval of:
(A)
the entering into the Cohen Note upon Closing;
(B)
the issue and allotment of the Private Warrants;
(C)
the transfer of certain Ordinary Shares (which includes the Pre-Closing Shares) to GTU Ops Inc. upon Closing;
(D)
the issue and allotment of the Armada Sponsor Shares to GTU Ops Inc. upon Closing; and
(E)
the issue and allotment of the Public Warrants to Cede & Co. upon Closing;

("Board Resolutions");

(s)
a copy of the written resolutions of the Company dated:
(i)
3 July 2024 approving, inter alia, the authorisation for the directors of the Company to allot Ordinary Shares (or to grant rights to subscribe for or

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to convert any security into Ordinary Shares), and the disapplication of pre-emptive rights for such allotment, in relation to:
(A)
the new shares issued upon completion of the Demerger (which includes the Existing Shares);
(B)
the CLN Shares;
(C)
the SEPA Shares; and
(D)
the CPN Shares; and
(ii)
28 July 2024 approving, inter alia, the (i) the adoption of the Articles with effect from Closing and (ii) authorisation for the directors of the Company to allot Ordinary Shares (or to grant rights to subscribe for or to convert any security into Ordinary Shares), and the disapplication of pre-emptive rights for such allotment, in relation to:
(A)
the Ordinary Shares having an aggregate nominal amount of up to £712.72 (which includes the Armada Sponsor Shares);
(B)
the Public Warrants and the Public Warrant Shares;
(C)
the Private Warrants and the Private Warrant Shares; and
(D)
additional shares having an aggregate nominal amount of up to £30,000;

("Shareholder Resolutions");

(the Shareholder Resolutions, together with the Board Resolutions, being the "Corporate Approvals").

2.5
We have also made:
(a)
an online search of the information available on file at Companies House in respect of the Company conducted on 5 September 2024 at 1:32 p.m. (London time)
(b)
a telephone enquiry of the Central Registry of Winding Up and Administration Petitions on 5 September 2024 at 1:22 p.m. which revealed that as at that date no petition has been lodged for the winding-up of the Company.

We assume that the information obtained in that search and enquiry was accurate, did not fail to disclose any relevant matter and that a further search or enquiry would not reveal any change or new matter which would affect this opinion.

2.6
In relation to insolvency proceedings, the search and enquiry referred to in paragraph 2.5 relate only to insolvency proceedings begun in England and are not conclusively capable of disclosing whether an interim or final administration order or winding up order has been made or resolution passed for the winding up of a company, whether a moratorium is in force for the company or whether a receiver, administrative receiver, administrator or liquidator has been appointed (or petition made for the winding up) of a company.
2.7
In particular, notice of these matters may not yet have been filed with the Registrar of Companies (or if filed, may not yet be publicly available) and notice of a petition for winding up is not required to be filed with the Registrar. In addition, details of a petition

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for winding up may not be entered on the Central Registry of Winding Up and Administration Petitions immediately (or in the case of a petition presented to a County Court, may not have been notified for entry on the Central Registry at all) and any response to an enquiry would only relate to the last six months before the enquiry.
3.
Basis of opinion, assumptions and qualifications
3.1
The opinion set out in paragraph 4 relates solely to English law at the date of this letter as it appears from published legislation and fully reported cases before that date.
3.2
We have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated in this letter.
3.3
This letter does not relate to English conflict of laws rules.
3.4
We do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters.
3.5
We express no opinion on the impact of any rules, regulations or requirements of the NASDAQ Stock Market LLC or the rules and regulations adopted by the SEC.
3.6
We express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it.
3.7
For the purposes of this opinion, we have not examined:
(a)
any contract, other than those set out in paragraph 2.4 which may affect the validity or enforceability of the contracts set out in paragraph 2.4; or
(b)
any of the corporate or other records of the Company (apart from those set out in paragraph 2.4 or revealed by the searches mentioned in paragraph 2.5),

nor (apart from those mentioned in paragraph 2.5) have we made any other search or enquiry concerning the Company.

3.8
For the purposes of our opinion we have also assumed:
(a)
the Registration Statement, as amended and supplemented, becoming effective under the Securities Act and continuing to be effective;
(b)
amounts owing under the Northland Note to the extent satisfied in shares shall be capable of being satisfied in Ordinary Shares of the Company;
(c)
the number of Potential Shares to be allotted and issued in the transaction contemplated by the Registration Statement not being greater than the aggregate nominal value specified in the Corporate Approvals;
(d)
the allotment and issue of Potential Shares to either GTU Ops Inc (or another depositary nominee of Computershare Trust Company. N.A). or Cede & Co. (or another nominee of The Despositary Trust Company) for the ultimate benefit of a party shall constitute due satisfaction of the Company's obligations to issue and allot Ordinary Shares to such party under the applicable documents set out in paragraph 2.4;

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(e)
the receipt in full of payment for the Potential Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act) of not less than the aggregate nominal value for such Potential Shares;
(f)
that the Corporate Approvals and any additional board and shareholder resolutions required pursuant to the terms of the Companies Act 2006 (the “Companies Act”) and the articles (as in force from time to time) were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the Board, each provision contained in the Companies Act or the articles (as in force from time to time) relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;
(g)
valid entries having been made in relation to the allotment and issue of the Existing Shares and the Potential Shares in the books and registers of the Company;
(h)
where a document submitted to us is not fully executed or dated, we have assumed that the Company holds a fully executed and dated version of the document (or alternatively the Company holds all counterpart execution versions of the document);
(i)
the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us;
(j)
that all documents submitted to us, to the extent only Rezolve Limited is a party (and not also the Company), that the obligations of the Company under such document has been validly novated from Rezolve Limited to the Company at time of the Demerger or otherwise prior to the issue and allotment of any Ordinary Shares pursuant to such document;
(k)
the Articles remain in full force and effect, and no alteration has been made or will be made to such articles of association except for amendments required to convert the Company into a public company limited by shares, in each case prior to each date of allotment and issue of the Potential Shares (each an “Allotment Date”);
(l)
on each Allotment Date, the Company will comply with all applicable laws as to any offering of and as to the allotment and issue of the Potential Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the Potential Shares and any applicable share premium;
(m)
the Board Resolutions provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;
(n)
in respect of the Board Resolutions (i) in passing such resolutions the directors of the Company were acting in good faith, (ii) the transactions and other matters referred to in the Board Resolutions were or are to be entered into and effected by the Company for the purpose of carrying on its business, (iii) at the time such transactions or matters were or (as the case may be) are to be entered into or

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effected the Board had or (as the case may be) will have reasonable grounds for believing that the transactions or matters would or (as the case may be) will promote the success of the Company for the benefit of its members as a whole, and (iv) the Board exercised their powers in connection with the transactions or matters in accordance with all applicable laws;
(o)
the resolutions set out in the Corporate Approvals and/or such other board or shareholder resolutions that are otherwise obtained and/or required by the Company at a later date to, inter alia, validly authorise the issuance of all Potential Shares were or will be validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;
(p)
as at each Allotment Date, the directors of the Company shall have sufficient powers conferred on them to allot the Potential Shares and to grant rights to subscribe for Potential Shares (as applicable) under section 551 (Power of directors to allot shares etc: authorisation by company) of the Companies Act and under section 570 (Disapplication of pre-emption rights: directors acting under general authorisation) of the Companies Act as if section 561 of the Companies Act did not apply to such allotment or grant and the Company shall not issue (or purport to issue) Potential Shares and shall not grant rights (or purport to grant rights) in excess of such powers or in breach of any other limitation on their powers to issue shares or grant rights;
(q)
in relation to the allotment and issue of the Potential Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company and such directors exercised their powers in accordance with all other statutory duties under the Companies Act and English common law
(r)
as at each Allotment Date, any authority granted pursuant to the articles (in force from time to time) or the Shareholder Resolutions or otherwise by the Company’s shareholders will remain unutilised to the extent necessary to permit the allotment and issue of the Potential Shares;
(s)
each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company and each natural person executing such documents has sufficient legal capacity to enter into such documents and perform the transactions contemplated herein;
(t)
that any person who signed a document (which we have reviewed for the purposes of the opinion given in this letter) as a witness was physically present at the time when the signatory signed such document;
(u)
the conformity to originals of all documents submitted to us as copies of originals and the authenticity of the originals;
(v)
that the documents and records referred to in paragraphs 2.4 and 2.5 are accurate and complete; and
(w)
that except as disclosed in the documents referred to in paragraph 2.4, and the search and enquiry referred to in paragraph 2.5:
(i)
no arrangement or composition with or for the benefit of the creditors of the Company (including a voluntary arrangement as defined in the Insolvency Act 1986) has been entered into or proposed;

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(ii)
no moratorium has come into force in respect of the Company under Part A1 of the Insolvency Act 1986;
(iii)
no receiver or administrative receiver has taken possession of or being appointed over nor has any mortgagee, chargee or other encumbrancer taken possession of the whole or any material part of the assets of the Company;
(iv)
neither the Company nor its directors nor the holder of a qualifying floating charge (as defined in Schedule B1 to the Insolvency Act 1986) has given notice of his, her, their or its intention to appoint an administrator in accordance with paragraphs 18 or 26 of Schedule B1 to the Insolvency Act 1986;
(v)
neither the Company nor its directors nor any of their creditors nor the holder of a qualifying floating charge (as defined in Schedule B1 to the Insolvency Act 1986) has made an application to the court for the appointment of an administrator of the Company;
(vi)
no administrator has been appointed of the Company under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 or otherwise;
(vii)
no petition has been presented nor a resolution been passed nor has an order been made for the administration or the winding-up, bankruptcy or dissolution of the Company;
(x)
as at each Allotment Date, the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt;
(y)
all facts which are stated in any official public record, including the search and enquiry referred to in paragraph 2.5, or other document or information supplied by a public official are correct; in particular that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the search and enquiry referred to in paragraph 2.5 was complete and accurate in all respects and has not, since the time of the search and enquiry, been altered and that the results of the search and enquiry will remain complete and accurate as at each Allotment Date;
(z)
that no event analogous to any of the events mentioned in paragraph 3.8(s) or any other insolvency procedure has occurred in respect of the Company in a country other than England and that no steps have been taken to subject either of them to such a procedure;
(aa)
that there are no provisions of the laws of any jurisdiction outside England which would be contravened by the execution or delivery of the documents in paragraph 2.4 and that insofar as any obligation under such documents falls to be performed or any action falls to be taken in any jurisdiction outside England,

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the performance of that obligation or taking of that action will not be unlawful by virtue of the laws of that jurisdiction;
(bb)
to extent that the entry into a document in paragraph 2.4 by the Company constitutes a regulated activity for the purposes of the Financial Services and Markets Act 2000 the Company will be in compliance with all applicable requirements of that Act and any regulations or rules made under that Act;
(cc)
that there are no written or oral representations made in connection with the documents in paragraph 2.4 which have not been disclosed to us;
(dd)
that there are no written or oral agreements modifying the terms of the documents in paragraph 2.4 which have not been disclosed to us;
(ee)
that there is no other information known to the Company or its employees, agents or sub-contractors and not disclosed to us which would affect the opinions expressed below; and
(ff)
that there has been no change in the facts and matters disclosed in the search and enquiry referred to in paragraph 2.5 since we made them.
4.
Opinion
4.1
On the basis of the above assumptions (and subject to the reservations and qualifications set out herein and to any matters not disclosed to us) we are of the opinion that as at today’s date:
(a)
the Pre-Closing Shares and the Armada Sponsor Shares have been duly and validly authorised and issued, fully paid or credited as fully paid;
(b)
the Public Warrant Shares will, when registered in the name of the recipient in the register of members of the Company and when paid for and issued pursuant to the terms of the Warrant Agreement be duly and validly authorised and issued, fully paid or credited as fully paid;
(c)
the CLN Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the CLN Instrument be duly and validly authorised and issued, fully paid or credited as fully paid;
(d)
the SEPA Shares will, when registered in the name of the recipient in the register of members of the Company and when paid for and issued pursuant to the terms of the SEPA be duly and validly authorised and issued, fully paid or credited as fully paid;
(e)
the CPN Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the applicable CPN Instruments be duly and validly authorised and issued, fully paid or credited as fully paid;
(f)
the Private Warrant Shares will, when registered in the name of the recipient in the register of members of the Company and when paid for and issued pursuant to the terms of the Private Warrant Instrument be duly and validly authorised and issued, fully paid or credited as fully paid;
(g)
the JBV Shares will, when registered in the name of the recipient in the register of members of the Company and when issued by the Company in satisfaction of

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its obligations as guarantor under the terms of the JVB Note be duly and validly authorised and issued, fully paid or credited as fully paid;
(h)
the Cohen Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Cohen Note be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital;
(i)
the Berenberg Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Berenberg Letter be duly and validly authorised and issued, fully paid or credited as fully paid;
(j)
the Cantor Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Cantor Letter be duly and validly authorised and issued, fully paid or credited as fully paid;
(k)
the Maxim Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Maxim Letter be duly and validly authorised and issued, fully paid or credited as fully paid;
(l)
the Roth Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Roth Letter be duly and validly authorised and issued, fully paid or credited as fully paid;
(m)
the EF Hutton Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the EF Hutton Letter be duly and validly authorised and issued, fully paid or credited as fully paid
(n)
the Northland Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the Northland Note be duly and validly authorised and issued, fully paid or credited as fully paid; and
(o)
the ASA Shares will, when registered in the name of the recipient in the register of members of the Company and when issued pursuant to the terms of the ASAs be duly and validly authorised and issued, fully paid or credited as fully paid..
5.
Extent of opinion
5.1
We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Registration Statement.
5.2
This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

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6.
Disclosure and reliance
6.1
This letter is rendered to you for your benefit in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed under the Securities Act with respect to the Existing Shares and the Potential Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations thereunder.
6.2
Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Taylor Wessing LLP

Taylor Wessing LLP

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